Exhibit 10.1

NON-EMPLOYEE DIRECTOR INITIAL OPTION AGREEMENT

UNDER THE MEDTRONIC, INC.

2008 STOCK AWARD AND INCENTIVE PLAN

1.

The Option. Medtronic, Inc., a Minnesota corporation (the “Company”), hereby grants to the individual named above (the “Optionee”), as of the above Grant Date, an option (the “Option”) to purchase the above number of shares of common stock of the Company (the “Common Stock”), for the above Purchase Price Per Share, on the terms and conditions set forth in this Initial Option Agreement (the “Agreement”) and in the Medtronic, Inc. 2008 Stock Award and Incentive Plan (the “Plan”). In the event of any inconsistency between the terms of the Agreement and the Plan, the terms of the Plan shall govern. Capitalized terms used in this Agreement and not defined herein shall have the meanings given to them in the Plan.

2.	Exercise of Option. The exercise of the Option is subject to the following conditions and restrictions:
(a)

Except as permitted under Section 5 of this Agreement and Section 5.10 of the Plan, the Option may be exercised only by the Optionee. This Option shall expire at the earlier of (i) the above Expiration Date, or (ii) the five-year anniversary date of the date the Optionee ceases to be a director of the Company for any reason. Notwithstanding the foregoing, if the Option is granted to an Optionee who is initially appointed a Non-Employee Director by the Board, the Option shall expire on the date such Optionee ceases to be a director of the Company unless such Optionee shall have been elected to the Board by the shareholders of the Company subsequent to the Grant Date.

(b)

The Option shall be 100% exercisable from and after the Grant Date. Notwithstanding the foregoing, if the Option is granted to an Optionee who is initially appointed a Non-Employee Director by the Board, the Option shall not become exercisable unless and until such Optionee has been elected to the Board of Directors by the shareholders of the Company.

3.

Manner of Exercise. To exercise your Option, you must deliver notice of exercise (the “Notice”) to the administrator (the “Administrator”) designated by the Company to provide services relating to the administration of the Plan at the time of your exercise. The Notice must specify the number of shares of Common Stock (the “Shares”) as to which the Option is being exercised and must be accompanied by payment of the purchase price of the Shares in cash, check, or by the delivery of Common Stock already owned by the Optionee, or by a combination thereof. Payment may also be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

Exercise shall be deemed to occur on the earlier of the date the Notice and purchase price are received by the Administrator or the date you simultaneously exercise the Option and sell the shares, using the proceeds from such sale to pay the purchase price.

4.	Taxes. The Optionee is responsible for the federal, state, local or other taxes applicable upon the exercise of the Option.

5.

Transferability. (a) The Option may be transferred, in whole or in part, by the Optionee to any Permitted Transferee in a Permitted Transfer (as those terms are defined below), or upon the Optionee’s death, in each case as provided in Section 5.10 of the Plan. Following a Permitted Transfer, notwithstanding any other provision of this Agreement, the Option or the portion so transferred, as applicable, may be exercised only by the Permitted Transferee to whom it is transferred or, in the case of a Permitted Transferee who is an individual who dies or becomes disabled after the Permitted Transfer, the Permitted Transferee’s estate or guardian (and references to such Permitted Transferee herein shall be deemed to include such estate or guardian). The purchase price for the Shares and any taxes required to be withheld in connection with the exercise of the Option or the portion so transferred, as applicable, by such a Permitted Transferee may be paid by the Optionee and/or the Permitted Transferee, and such payment shall be a prerequisite to the issuance of Shares to the Permitted Transferee upon such exercise.

(b) In order for a Permitted Transfer to be effective, the Optionee, the Permitted Transferee and the Company must execute a transfer form substantially in the form provided by the Company entitled “Letter Transferring Stock Option”. Unless otherwise expressly permitted by the Committee, the Option or portion thereof that is transferred in a Permitted Transfer, as applicable, may not be re-transferred to another Permitted Transferee either directly or indirectly, and any such transfer that may be attempted shall be void. Without limiting the generality of the foregoing, unless otherwise expressly provided by the Committee, if the Option or any portion thereof is transferred to a trust or other entity that is a Permitted Transferee, the Option or such portion, as applicable, shall cease to be exercisable if such trust or such other entity thereafter ceases to qualify as a Permitted Transferee.

(c) A “Permitted Transferee” means any member of the Optionee’s “immediate family” (as such term is defined in Rule 16a-1(e) promulgated under the Act, or any successor rule or regulation) or to one or more trusts whose beneficiaries are members of such Non-Employee Director’s “immediate family” or partnerships in which such family members are the only partners. A “Permitted Transfer” means a transfer by the Optionee to a Permitted Transferee without consideration.

6.	Acknowledgment. The grant of this Option is binding and effective when the Optionee dates and signs the Acknowledgment below and returns this Agreement to the Company.

Shareholder Services, MS LC310
Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, MN 55432
(763.505.3030)